Exhibit 5.1

[White & Case LLP Letterhead]

July 20, 2016

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Re:                               REGISTRATION STATEMENT ON FORM S-3

Dear Sirs and Madams:

We have acted as counsel to The Walt Disney Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company.  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited amount of the following securities: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) one or more classes or series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), interests in which may be represented by depositary shares of the Company (“Depositary Shares”); (iii) one or more series of debt securities of the Company (“Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”) to certain other obligations of the Company; (iv) warrants to purchase Securities (as hereinafter defined) of the Company (“Warrants”); (v) purchase contracts obligating holders to purchase Securities at a future date or dates (“Purchase Contracts”); and (vi) units comprised of one or more Securities in any combination (“Units,” and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Purchase Contracts, “Securities”).

The Senior Debt Securities will be issued pursuant to that certain Indenture dated as of September 24, 2001 between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Indenture Trustee”), filed as an exhibit to the Company’s Current Report on Form 8-K, filed on September 24, 2001, as amended or supplemented from time to time (the “Senior Indenture”).  The Subordinated Debt Securities will be issued pursuant to that subordinated debt securities indenture, dated as of December 13, 2007, between the Company and Wells Fargo Bank, National Association, as Trustee, (the “Subordinated Indenture Trustee”), filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-148043) filed on December 13, 2007, as amended or supplemented from time to time (the “Subordinated Indenture”).  Wells Fargo Bank, National Association, in its capacity as trustee under the Senior Indenture and the Subordinated Indenture, is referred to herein as the “Trustee” and the Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.”  The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Warrant Agreement”).  The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Purchase Contract Agreement”).  The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Unit Agreement”). The Depositary Shares will be issued pursuant to a Deposit Agreement (a “Deposit Agreement) between the Company and the depositary named therein (the “Depositary”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the Senior Indenture; (iii) the Subordinated Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (v) the Bylaws of the Company as currently in effect (the “Bylaws”); and (vi) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Securities (the “Board Resolutions”).  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities.  For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.  With respect to any offering of Common Stock (the “Offered Common Stock”), if at the time of the issuance of the Offered Common Stock the Company has a sufficient number of authorized but unissued shares of the Offered Common Stock under its Certificate of Incorporation and Bylaws, then the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

2.  With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), if at the time of the issuance of the Offered Preferred Stock the Company has a sufficient number of authorized but unissued shares of the Offered Preferred Stock under its Certificate of Incorporation and Bylaws, then when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

3.  With respect to any offering of any series of Depositary Shares (the “Offered Depositary Shares”), when (i) a Deposit Agreement relating to the Offered Depositary Shares has been duly executed and delivered to the Company and each party thereto; (ii) the Preferred Stock which is represented by the Offered Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of Delaware; and (iii) the depositary receipts evidencing the Offered Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable Deposit Agreement and in accordance with such corporate action and applicable law as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Offered Depositary Shares and plan of Distribution, the Offered Depositary Shares will be validly issued, fully paid, non-assessable and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  With respect to any offering of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the “Offered Debt Securities”), when a supplemental indenture or officers’ certificate in respect of such Offered Debt Securities has been duly executed and delivered, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.  With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.  With respect to any offering of Purchase Contracts (the “Offered Purchase Contracts”), when the Purchase Contract Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.  With respect to any offering of any series of Units (the “Offered Units”), when the Unit Agreement relating to the Offered Units, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws, any applicable Deposit Agreement, Indenture, Warrant Agreement, Purchase Contract or Unit Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities (and, to the extent necessary, any securities which are a component of the Offered Purchase Contracts or Units), and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of an Indenture, Warrant Agreement, Purchase Contract, Unit Agreement, Certificate of Designation, Deposit Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We also have assumed that (i) the Senior Indenture and the Subordinated Indenture have been duly authorized, executed and delivered by the Trustee, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the Trustee; (ii) any Deposit Agreement will be duly authorized, executed and delivered by the Depositary, and the depositary receipts will be duly signed by the Depositary; and (iii) any Warrant Agreements, any Purchase Contracts and any Unit Agreements will be duly authorized, executed, delivered and duly signed by the applicable parties thereto other than the Company.

Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.  The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.  We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.  Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

WHITE & CASE LLP